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                                                                    EXHIBIT e(6)


                                 AMENDMENT NO. 1
                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                                AIM GROWTH SERIES
                                       AND
                            A I M DISTRIBUTORS, INC.
                              ADVISOR CLASS SHARES

         The Distribution Agreement (the "Agreement"), dated May 29, 1998, by and between AIM Growth Series, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                                AIM GROWTH SERIES

ADVISOR CLASS SHARES

AIM Basic Value Fund
AIM Europe Growth Fund
AIM Japan Growth Fund
AIM Mid Cap Equity Fund
AIM New Pacific Growth Fund
AIM Small Cap Growth Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date: March 18, 1999

                                          AIM GROWTH SERIES


Attest: /s/ KATHLEEN J. PFLUEGER          By: /s/ ROBERT H. GRAHAM
       -------------------------------       -------------------------------
           Assistant Secretary                       President

(SEAL)

                                          A I M DISTRIBUTORS, INC.



Attest: /s/ P. MICHELLE GRACE             By: /s/ MICHAEL J. CEMO
       -------------------------------       -------------------------------
           Assistant Secretary                       President

(SEAL)